10.1(c)   Seattle, Washington, Lease dated May 19, 1992.

After Recording, Return To:
Riddell, Williams, Bullitt
 & Walkinshaw
1001 Fourth Avenue Plaza
Suite 4400
Attn: Douglass A. Raff

                                     LEASE

     THIS LEASE is entered into by and between J. LEON SEALEY and JANE SEALEY, husband and wife ("Lessor"), and THE OCCUPATIONAL
MEDICAL CORPORATION OF AMERICA, INC., a California corporation
("Lessee").
                                  WITNESSETH:
     1. Premises.

          1.1 Lease of Premises. In consideration of the rents, covenants and agreements hereinafter set forth, Lessor does by these presents lease and demise to Lessee upon the terms and conditions set hereinafter set forth those certain premises described as:

     The Medical Clinic Building, (5600 square feet), commonly known as 1500 First Avenue South, Seattle, Washington, situated on the West sixty (60) feet of Lots 1 and 2, Block 321, Seattle Tidelands, Less the North 15 feet of Lot 2 leased to the pharmacy and physical therapist. (See attached sketch).

(hereinafter "Premises"); together with all the rights, privileges, and appurtenances thereunto belonging.

          1.2 Parking. Lessor shall provide Lessee with parking stalls during normal clinic business hours in the parking lot located adjacent to the Premises, at no additional rent.

     2. Term. The term of this Lease (hereinafter "Term") shall be for a period of five (5) years commencing as of the 1st day of January, 1993 and ending at the expiration of the 31st day of December, 1997.

     3. Improvements by Lessee. Lessee may, at its election, make additional improvements, additions and alterations to the Premises to adapt it for the intended business purposes hereinafter set forth and may install furniture, fixtures and equipment therein.

          3.1 Approval. Lessee shall submit to Lessor for Lessor's approval, detailed plans, specifications and working drawings for all improvements, additions and alterations which Lessee proposes to make at least thirty (30) days prior to the date on which work is expected to begin. Lessor shall not arbitrarily or unreasonably withhold approval of such plans, drawings and specifications, nor shall Lessee arbitrarily or unreasonably refuse to consent to modifications requested by Lessor. Lessee shall have the obligation to obtain the approval of all appropriate governmental agencies, and all applicable permits and authorizations for Lessee's improvements before the commencement of any additions, alterations or improvements.

          3.2 Warranties. Lessee warrants that all additions, alterations and improvements shall be completed with due diligence in compliance with the plans, specifications and working drawings which have been approved by Lessor, and in compliance with all applicable laws. Lessee warrants that prior to the commencement of the improvements and alterations, Lessee shall submit written evidence that Lessee or its general contractor has in effect general commercial liability insurance, on an occurrence basis, with minimum limits of liability in a combined amount of $1,000,000.00.

          3.3 Indemnification. Lessee shall indemnify Lessor and hold Lessor harmless from any damage, loss or expense arising from the performance of any additions, alterations and improvements made by Lessee.

          3.4 Ownership. All additions, alterations and improvements which shall be made, shall be at the sole cost and expense of Lessee, shall become the property of the Lessor, and shall remain in and be surrendered with the premises as a part thereof at the termination of this Lease. Lessee agrees that Lessor has the right to make alterations to the Premises and to the building in which the Premises are located and Lessor shall not be liable for any damage which Lessee might suffer by reason of such undertaking.

     4. Rent.

          4.1 Rent. Lessee covenants and agrees to pay as rent for said Premises for the period commencing January 1, 1993 and terminating December 31, 1997, a monthly rental, payable in advance on or before the first day of each month during said period as follows:

 PERIOD                            MONTHLY RENT

January - December 1993            $4244.00
January - December 1994            $4371.00
January - December 1995            $4371.00
January - December 1996            $4502.00
January - December 1997            $4502.00

          4.2 Place Where Rent Payable. The rentals hereinabove specified shall be paid to Lessor as follows:

               J. Leon and Jane Sealey
               1225 Evergreen Point Road
               Bellevue, Washington 98004

or at such other place as Lessor may from time to time designate in writing.

     5. Personal Property Taxes. In addition to the rentals provided for herein, Lessee will pay all personal property taxes on all personal property in the Premises.

     6. Business Purpose. Lessee shall utilize the Premises for the operation of a medical clinic and related professional services and no other purpose.

          6.1 Warranties. Lessee warrants and covenants as follows:

          (a) Not to use said Premises for any illegal purpose whatsoever.

          (b) To observe and comply with all lawful rules, regulations, laws and ordinances of all legally constituted authorities with respect to Lessee's use and occupation of the Premises. Lessee will further save and hold harmless Lessor from all costs and damages, including reasonable attorneys' fees, that may result to Lessor or be incurred by Lessor by reason of any default of failure of Lessee in performance of the foregoing covenants and agreements with respect to the use of the Premises.

          (c) Not to do or permit on the Premises anything that will increase any presently applicable rates of insurance thereon, or which will void any insurance with respect to the Premises, or maintain any dangerous conditions.

     7. Condition and Repair of Premises: Indemnification of Lessor. Lessor has examined the Premises and accepts said Premises in their present condition. Lessee agrees to keep the Premises in good order and repair, excepting reasonable wear and tear, and to return the Premises in as good a condition as said Premises were on the date of commencement of the term of this Lease. Lessee shall perform, at its own expense, all necessary repairs to the Premises, other than those which are the responsibility of Lessor under Paragraph 8 and which are not caused by any willful or negligent act of or omission of Lessee, its employees, agents, invitees or concessionaires.

          7.1 Surrender of the Premises. At the expiration or sooner termination of this Lease, Lessee will quit and surrender the Premises in a neat and broom clean condition, and will deliver up all keys belonging to the Premises to the Lessor, or Lessor's agent. Should Lessee fail to tender possession of the Premisses to Lessor as provided herein, Lessor shall have the right to perform the work necessary to restore the Premisses and to put the Premises in a broom-clean condition, at Lessee's expense, and Lessee agrees to reimburse Lessor a reasonable sum therefor.

          7.2 Personal and Property Damage. Lessee covenants and agrees to indemnify and hold harmless Lessor from any and all damages, costs, including reasonable attorneys' fees, or suits for damages on account of any injury to persons or property on the Premises or on account of any business, or occupation of the Premises by Lessee, provided such injury is not caused by Lessor.

          7.3 Liens and Encumbrances. Lessee covenants and agrees not to permit any liens or encumbrances of any nature to attach to the Premises because of any work done or materials furnished to or for the Premises at the instance of the Lessee, including but not limited to work done or materials furnished in connection with the alterations and improvements by Lessee under
Article 3 above.

          8. Landlord's Maintenance. Lessor, at its sole cost, shall maintain in good condition, the following structural systems to the extent that a specific structural repair exceeds $1,000 in any calendar year:

          (a) The structural parts of the building and other improvements that are a part of the Premises, which structural parts include only foundations, bearing and exterior walls (excluding glass and doors), subflooring, and roof (excluding skylights);

          (b) The unexposed electrical, plumbing, and sewage systems, including, without limitations, those portions of the systems lying outside the Premises;

          (c) Window frames, gutters, and downspouts on the building and other improvements that are a part of the Premises; and

          (d) HVAC systems servicing the Premises.

     9. Taxes and Utilities.

          9.1 Real Estate Taxes. Lessor shall pay all ad valorem real estate taxes assessed against the Premises.

          9.2 No Warranty. Lessee is responsible for making all arrangements for the supply of desired utilities to the Premises. All costs associated with such utilities will be the sole responsibility of Lessee. Lessor does not warrant that the services provided for, including utilities, will be free from any slowdown, interruption, or stoppage pursuant to the requirement of any governmental body and/or regulatory agency caused by the maintenance, repair, substitution, renewal, replacement or improvement of any of the equipment involved in the furnishing of any such services or caused by changes of service, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Lessor, and specifically no slowdown, interruption, or stoppage of any of such services shall ever be construed as an eviction, actual or constructive, of Lessee nor shall same cause any abatement of the rent payable hereunder or in any manner or for any purpose relieve Lessee from any of its obligations hereunder, and in no event shall Lessor be liable for damage to persons or property, or be in default hereunder, as a result of such slowdown, interruption or stoppage. Lessor agrees to use diligence to resume the service upon any such slowdown, interruption or stoppage.

          9.3 Additional Taxes. Lessee covenants and agrees to promptly pay when due all license fees, excises and charges that are now or may hereafter be levied, assessed, charged or imposed upon or in connection with the Lessee's use and occupancy of the-Premises.

     10. Insurance. Lessee shall maintain at its own cost and expense (a) fire and extended coverage, vandalism, malicious mischief and special extended coverage insurance, in an amount equal to the replacement cost of all inventory, improvements, decorations, trade fixtures, equipment and appliances used in the operation of Lessee's business in the Premises; (b) general commercial liability insurance on an occurrence basis, with reasonable and prudent minimum limits of liability. Lessee agrees to obtain endorsements on all insurance obtained on the coverage above provided under
(a) and (b) requiring that proceeds thereof be remitted jointly to Lessor and Lessee to assure the application of such proceeds to the performance of Paragraph 12 hereof relating to damage and destruction. Lessor shall be named as additional insured on all policies, and Lessee shall provide Lessor, upon commencement of the Term, with certificates of insurance on all of the coverages required above.

     11. Awnings Drapes and Signs. Lessee shall not put up any signs or symbols on the windows or the exterior of the Premises nor install any awning on the outside of the building in which the Premises are located without the written consent of Lessor, which consent shall not be unreasonably withheld.

     12. Destruction. If the Premises shall be partially damaged by any casualty insurable under Lessor's insurance policy, Lessor may upon receipt of the insurance proceeds diligently repair the same and, until the Premises are repaired, the rent shall be reduced by an amount that is the same ratio to the base monthly rental as the total number of square feet in the untenable portion of the Premises bears to the total number of square feet in the Premises immediately before the occurrence of the damage. If the Premises shall be partially damaged by any casualty not insured under Lessor's insurance policy, the base monthly rental shall be reduced in the same amount as if the casualty had been insured. If the Premises (a) by reason of such occurrence should be rendered wholly untenantable, or (b) should be damaged as a result of a risk which is not covered by Lessor's insurance, or (c) should be damaged in whole or in part during the Term of this Lease or of any renewal term hereof, or (d) if the building of which the Premises are a part (whether the Premises are damaged or not) should be damaged to the extent of fifty percent or more of the monetary value thereof then or in any of such events, Lessor may either elect to repair the damage or to cancel this Lease by notice of cancellation within thirty (30) days after such event, and thereupon this Lease shall expire and Lessee shall vacate and surrender the Premises to Lessor. Lessee's liability for rent upon the termination of this Lease as provided in this Article shall cease as of the date of termination. In the event Lessor elects to repair the damage insurable under Lessor's policies, any abatement of rent shall end five days after notice by Lessor to Lessee that the Premises shall have been repaired. If the damage is caused by the negligence of Lessee, its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Lessor, and promptly upon notice by Lessor of its intent not to terminate the Lease if given prior to the expiration of thirty (30) days, Lessee shall immediately proceed to repair and refixture the interior of the Premises in a manner and to at least a condition equal to that existing prior to its destruction or casualty, and the proceeds of all insurance carried by Lessee on its property and improvements shall be held by the parties in trust for the purpose of said repair and replacement.

     13. Assignment. Lessee shall not assign this Lease (voluntarily or otherwise), or any part thereof, or sublet all or any portion of the Premises, without the prior written consent of Lessor. It shall not be unreasonable of Lessor to withhold its consent if Lessee wishes to assign this Lease or sublet the Premises or a portion thereof to a party less creditworthy than Lessee or to a party which will not conduct the same business as Lessee. Any attempted assignment or sublease without Lessor's written consent shall be voidable at Lessor's election and shall constitute a default.

          13.1 Binding on Successors. Subject to the preceding paragraph, the covenants and warranties herein and the rights and obligations created hereby shall be binding upon, and inure to the benefit of, each party's heirs, executors, administrators, successors, and assigns.

     14. Insolvency and Bankruptcy. If at the date fixed as the commencement of the Term of this Lease, or if at any time during the hereunder, or for breach of any provisions of this Lease, or to enforce Lessee's compliance with any covenant herein, or to recover possession of the Premises, or if Lessee shall bring any action for any relief against Lessor arising out of this Lease, then and in any of such events, the prevailing party shall be paid by the other party a reasonable attorneys' fee and all costs and expenses expended or incurred by the prevailing party in connection with such default or action. In the event that Lessee defaults in the payment of rental, Lessee agrees to pay for the cost of any collection agency, or attorney employed by Lessor to collect said unpaid rental.

     19. Removal on Termination. At the expiration or earlier termination of this Lease as herein provided, the Lessee covenants and agrees to remove from the Premises all goods and effects of the Lessee, except improvements, additions and alterations, at its own cost and expense, and to restore any damage caused by virtue of such removal and to peaceably yield up the Premises, all in accordance with the terms hereof. Upon any termination of this Lease, or if extended or renewed on any terms, then at the termination of such extension or renewal, all structural alterations, repairs or improvements to or upon the leased Premises shall become the property of Lessor without liability on its part to pay for same, except, however, that any trade fixtures, equipment, appliances, and other of Lessee's improvements placed in or upon said building by Lessee which do not actually become permanently affixed and attached to said building or which may be removed without structural damage or defacement thereof may be removed by Lessee or its assigns upon such termination; provided all the rental accruing under the Lease shall have thereupon been fully paid.

     20. Access for Inspection. Lessee covenants and agrees that Lessor or Lessor's agents shall be allowed free access at all reasonable times to the Premises upon prior notice to Lessee for the purpose of examining or inspecting the same, or for the purpose of correcting the default of any obligation which may have been imposed upon Lessee hereunder.

     21. Holdover. If Lessee shall, with the written consent of Lessor, hold over after the expiration of the term of this Lease, such tenancy shall be for an indefinite period of time on a month to month tenancy, which tenancy may be terminated upon thirty (30) days written notice by Lessor. During such tenancy, Lessee agrees to pay to Lessor the same rate of rental, including Additional Rent as set forth herein, or as set forth in Lessor's Written consent to Lessee's holdover, and to be bound by all the terms, covenants and conditions herein specified so far as applicable.

     22. Operation of Business. Lessee covenants in good faith, commencing with the date of the commencement of the term of this Lease to operate its business as described in Article 6 on the Premises during reasonable business hours on Mondays through Fridays, holidays excluded, subject to Lessee's being prevented from doing same in good faith by virtue of strikes, riots, casualty, or acts of God.

     23. Abandonment and Vacation. In the case of abandonment or vacation of the Premises by Lessee, Lessor may, without notice to Lessee, relet the Premises in its own name and at such rent and upon such terms as Lessor may see fit, for the account of Lessee, and if the full rental hereinabove named shall not be realized, Lessee agrees to pay the deficiency, including the cost of restoring said Premises to the condition required at any termination of the Lease. Lessee agrees that, except for the causes set forth in Article 22, its failure to keep the Premises open for business as stated in Article 22 of this Lease or its keeping the Premises locked for eight (8) consecutive business days without the prior written approval of Lessor shall be conclusive evidence that Lessee has abandoned and vacated the same.

     24. Default. In case Lessee shall fail to make the rental payment required hereunder, or fail to keep and perform any of the other covenants and agreements contained in this Lease after notice of default is given as provided at law, then Lessor may, at its option, terminate this Lease and upon the termination of this Lease at the option of Lessor, as aforesaid, or at the expiration by lapse of time of the term hereby demised, Lessor may re-enter the Premises and repossess itself thereof as of its former estate, and remove all persons and effects therefrom using such force as may be necessary without being deemed guilty of any manner of trespass or forcible entry or detainer. Notwithstanding such re-entry by Lessor the liability of Lessee for the full rental provided for herein shall not be extinguished for the balance of the term of this Lease, and Lessee covenants and agrees to make good to Lessor any deficiency arising from a re-entry and reletting of the Premises at a lesser rental than the monthly rental herein agreed to. No receipt of moneys by Lessor from Lessee after the termination of the Lease, or after giving of any notice shall reinstate, continue or extend the term of this Lease or affect any notice given to Lessee prior to the receipt of such moneys.

     25. Interest. In the event that Lessee fails to make any payment due to Lessor hereunder on the date when such payment is due, all delinquent amounts shall accrue interest at the rate of fourteen percent per annum.

     26. Mutual Release and Waiver. Lessor and Lessee do each herewith and hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning and the perils included in the extended coverage endorsement, in, on or about the Premises, whether due to the negligence of any of said parties, their agents or employees or otherwise provided such waiver is permitted by both parties' insurance carriers.

     27. Subordination. This Lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the Premises or the property of which said Premises are a part. Lessee agrees to execute, at no expense to Lessor, any instrument which may be deemed necessary or desirable by Lessor to further effect the subordination of this Lease to any mortgage, deed of trust or encumbrances provided Lessee's rights herein shall not be diminished. Lessee agrees to execute Estoppel Letters upon request.

     28. Covenants and Conditions. All of the obligations of the Lessee herein shall be effective both as covenants and conditions.

     29. Condemnation.

          29.1 Definitions.

          (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and
     (ii) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (b) "Date of taking" means the date the condemnor has the right to possession of the property being condemned.

          (c) "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

          (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

          29.2 Parties' Rights and Obligations to Be Governed by Lease. If, during the term or during the period of time between the execution of this Lease and the date the term commences, there is any taking of all or any part of the building, other improvements, or land of which the Premises are a part of any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to the terms of this article.

          29.3 Total Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.

          29.4 Partial Taking.

          (a) Effect on Lease. If any portion of the Premises is taken by condemnation this Lease shall remain in effect, except that Lessee can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Lessee's continued use of the Premises. If Lessee elects to terminate this Lease, Lessee must exercise its right to terminate pursuant to this paragraph by giving notice to Lessor within 30 days after the nature and extent of the taking have been determined by entry of a final and enforceable judgment. If Lessee elects to terminate this Lease as provided in this paragraph, Lessee also shall notify Lessor of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Lessee has notified Lessor of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Lessee. If Lessee does not terminate this Lease within the 30-day period, this Lease shall continue in full force and effect, except that minimum monthly rent shall be reduced pursuant to Subsection (b) below.

          (b) Effect on Rent. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the minimum monthly rent shall be reduced by an amount that is in the same ratio to base monthly rent as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking.

          29.5 Restoration of and Addition to Premises and Other Areas.

          (a) Lessor's Election to Prevent Lease Termination. If, within 30 days after the date that the nature and extent of the taking are determined by entry of a final enforceable judgment, Lessor notifies Lessee that Lessor at its cost will add on to the remaining Premises so that the area and the approximate layout of the Premises will be substantially the same after the date of taking as they were before the date of taking, and Lessor commences the restoration immediately and completes the restoration within 90 days after Lessor notifies Lessee, this Lease shall continue in full force and effect without any reduction in minimum monthly rent, except the temporary abatement or reduction made pursuant to Article 29.4(b) and Article 29.5(b).

          (b) Temporary Abatement or Reduction of Rent. The monthly rent in effect shall be abated or reduced during the period from the date of taking until the completion of restoration, but all other obligations of Lessee under this Lease shall remain in full force and effect. The abatement or reduction of rent shall be based on the extent to which the restoration interferes with Lessee's use of the Premises.

          29.6 Award Distribution. The award shall belong to and be paid to Lessor, except that Lessee shall receive from the award any sum paid to Lessee from the condemnor for loss of goodwill or representing the fair market value of Lessee's unexpired leasehold interest, if the Lease is terminated.

          29.7 Temporary Taking. The taking of the Premises or any part of the Premises by military or other public authority shall constitute a taking of the Premises by condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days. During the 180-day period all the provisions of this Lease shall remain in full force and effect, provided that base monthly rent shall be abated or reduced during such period of taking based on the extent to which the taking interferes with Lessee's use of the Premises, and Lessor shall be entitled to whatever award may be paid for the use and occupation of the Premises for the period involved.

     30. Right of First Refusal. In the event Lessor shall receive from a third party at any time during the term of this Lease a bona fide offer to purchase the Premises for a specified consideration, whether such consideration be first fixed by Lessor or the third party, and Lessor shall decide to sell the same for such consideration, Lessor shall promptly give to Lessee notice of the terms of such offer and of Lessor's willingness to sell for the terms offered, and Lessee shall have the first refusal and privilege (which will hereafter be referred to as an "option") of purchasing said premises at such terms (or if such terms are not for full payment in cash, their cash equivalent); such option to be exercised within thirty (30) days after Lessee receives notice from Lessor, by Lessee's notifying Lessor that it will purchase said premises at the terms specified in said offer. In the event Lessee shall not give Lessor notice within said thirty-day period of its election to purchase at the terms specified in said offer, Lessee shall not be obligated to purchase, and Lessor may thereafter sell said premises to the party making the offer; subject, however, to this Lease and to the leasehold estate herein granted. If for any reason said premises are not sold to such party, notice of any subsequent bona fide offers, acceptable to Lessor, shall be given to Lessee upon the same terms and conditions for acceptance or rejection as hereinabove provided.

     The giving by Lessee of notice of the exercise of any purchase option hereinbefore granted shall fix or determine the right of Lessee to purchase the property included in the option which Lessee elects to exercise, and the obligation of Lessor to sell the same. Lessor shall furnish, free of expense to Lessee, within fifteen (15) days after the receipt of said notice, a preliminary commitment for title insurance, showing good merchantable title in Lessor as of a date not earlier than the date of said notice. Lessee shall have thirty (30) days to examine such preliminary commitment, and if the same does not then show good merchantable title in Lessor, Lessor shall have thirty (30) days to cure defects and clear the title preparatory to delivery of deed and any other instruments required to effect the transfer and conveyance. Upon acceptance by Lessee of said title, and payment to Lessor of the purchase price herein specified, Lessor shall convey to Lessee or its nominee, by Statutory Warranty Deed, a fee simple title in and to said real estate and the appurtenances thereunto belonging, free and clear of all liens, encumbrances, and charges of whatsoever character; and shall also deliver to Lessee, free of expense to Lessee, a policy of title insurance, showing good merchantable title to said premises in Lessor at the time of delivery of deed.

     31. Hazardous Substances: Lessee shall not cause "Hazardous Substances" as defined below to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors or invitees, unless such Hazardous Substances are necessary for Lessee's business and will be used, kept, and stored in a manner that complies with this Lease and all laws, regulations and ordinances regulating any such Hazardous Substances, provided that Lessee first obtains the written consent of Lessor and provided further that Lessee indemnifies Lessor from and against any and all liability with respect to such Hazardous Substances as more particularly described below. If Lessee breaches the covenants and obligations set forth herein or, if the presence of Hazardous Substances on, in or about the Premises or any other property caused or permitted by Lessee, its agents, employees, contractors or invitees, results in contamination of the Premises or any other property or, if contamination of the Premises or any other property by Hazardous Substances otherwise occurs for which Lessee is legally liable to Lessor, then Lessee shall indemnify and hold Lessor harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. The provisions of this section shall survive the expiration and earlier termination of this Lease.

     "Hazardous Substances" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "dangerous wastes", "toxic substances", "contaminants" or "pollutants" or words of similar import, under any federal, state or local statute, law, rule, regulation, ordinance code, policy or rule of common now or hereafter in effect and in each case as amended, and any judicial or administrative order, consent decree or judgment, relating to the environment, health safety or Hazardous Substances, and (c) any other substance, exposure to which is regulated by any governmental agency.

     32. Time of the Essence. Time is of the essence of each provision of this Lease.

     33. Severability. The unenforceability, invalidity, or illegality of any provisions herein shall not render any other provision unenforceable, invalid or illegal.

     34. Washington Law and Venue. This Lease shall be construed and interpreted in accordance with the laws of the State of Washington. Any action to enforce the terms of this Lease or for breach of this Lease shall be brought in the Superior Court for the State of Washington in King County.

     35. No Partnership or Joint Venture. It is not the intention of the parties hereto to establish any form of partnership or joint venture, and no provision of this Lease shall be construed to create a partnership or joint venture between Lessor and Lessee for any purpose.

     36. Authority. Lessee warrants that it is a duly organized California corporation, that it has paid all fees owed to the State of Washington, that it has authority to enter into this Lease and that its execution and deliver of this Lease has been duly authorized. The individuals executing this Lease on behalf of Lessee warrant that he or she is duly authorized to execute and deliver this Lease on behalf of Lessee.

     37. Notices. Any notice to Lessee as provided for herein shall be accomplished either by delivery thereof at the Premises to Lessee or any agent, employee or representative of Lessee or by mailing the same, postage prepaid, to Lessee at the Premises. Notices to Lessor shall be accomplished by delivery thereof to Lessor at the address set forth in Article 4.2 or at such other address as Lessor may from time to time designate in writing.

     38. Headings. The article headings in this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     39. Entire Agreement. This Lease constitutes the entire agreement between the parties. There are no agreements, representations, or warranties between the parties other than those contained in this Lease.

DATED this 19th day of May, 1992.


LESSOR:

/s/ J. Leon Sealey
J. Leon Sealey

/s/ Jane Sealey
Jane Sealey

LESSEE:

THE OCCUPATIONAL MEDICAL CORPORATION OF AMERICA, INC.

By: /s/ Alfonso S. Reyes, Jr.
Its: VP, CFO

STATE OF WASHINGTON

COUNTY OF KING

     I certify that I know or have satisfactory evidence that J. Leon Sealey and Jane Sealey signed this instrument and acknowledged it to be their free and voluntary act for the uses and purposes mentioned in the instrument.

     DATED: May 19, 1992.

(Seal or stamp)     /s/ Mergot E. Fiut
                    Notary Public in and for the State of
                    Washington, residing at Seattle
                    My appointment expires 9-10-95


STATE OF CALIFORNIA

COUNTY OF ALAMEDA

     I certify that I know or have satisfactory evidence that Al Reyes signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the chief financial officer of The Occupational Medical Corporation of America, Inc. to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

DATED: May 14, 1992.


(Seal or stamp)
                    /s/ Dawn Schwartz
                    Notary Public in and for the State of
                    California, residing at Danville, CA
                    My appointment expires 1993

10.1(d) Seattle, Washington, Consent to Sublease and Nondisturbance Agreement, dated July 1, 1994.

               CONSENT TO SUBLEASE AND NONDISTURBANCE AGREEMENT

     THIS AGREEMENT is made as of July 1, 1994, between Jane Sealey, individually and as Executrix of the Estate of J. Leon Sealey, deceased (hereafter "Prime Lessor"), The Occupational Medical Corporation of America, Inc., a California corporation (hereafter "Sublessor"), and Visions Financial, Inc., d.b.a. Espresso Northwest, a Washington corporation (hereafter "Sublessee").

     WHEREAS Prime Lessor is the owner of premises in the City of Seattle, State of Washington, as more particularly described in the Sublease attached herein and in the lease attached to the Sublease as Exhibit A thereto (which lease is referred to hereafter as the "Prime Lease" and which Sublease is referred to hereafter as the "Sublease"); and

     WHEREAS Sublessor, as lessor, and Sublessee, as lessee, under the Sublease have entered into a sublease of the premises described in the Prime Lease (the "Leased Premises"), all as more particularly set forth in Attachment A; and

     WHEREAS the parties desire to assure Sublessee's possession of the premises upon the terms and conditions set forth in the Sublease:

     NOW, THEREFORE, in condition of the mutual agreements set forth below, the parties hereby agree as follows:

     1. Consent. Prime Lessor consents to the execution and delivery of the Sublease in the form attached as Attachment A and, notwithstanding the provisions of the first sentence of Section 6 of the Prime Lease to the use of the premises by Espresso Northwest, Inc. and Visions Espresso Service, a sole proprietorship, in accordance with the terms of the Sublease.

     2. Payment of Rent. Sublessee covenants and agrees to pay to Sublessor the rent set forth in Attachment A and Sublessor covenants and agrees to pay to the Prime Lessor the rent set forth in Section 4 of the Prime Lease.

     3. Nondisturbance. Provided Sublessee complies with this Agreement and the Prime Lease and provided Sublessor is not in default, beyond any period of time given Sublessor to cure, of its obligations to pay rent under the Prime Lease, Prime Lessor shall treat the Sublease as a lease between Prime Lessor and Sublessee with the same force and effect as if Prime Lessor, as lessor, and Sublessor, as lessee, had entered into a lease containing the terms and provisions of the Prime Lease, for a term equal to the unexpired term of the Prime Lease.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of July 1, 1994.
                    /s/ Jane Sealey
                    Jane Sealey, individually and as Executrix of the Estate of Jay Leon Sealey

                    OCCUPATIONAL MEDICAL CORPORATION OF AMERICA, INC.
                    By: /s/ Andre Yonathan
                    Its: CFO

                    VISIONS FINANCIAL, INC. DBA ESPRESSO NORTHWEST
                    By: /s/ Pat Lorass
                    Its: Owner


                                 ATTACHMENT A

                                   SUBLEASE

     THIS AGREEMENT is made as of the 1st day of July, 1994, between The Occupational Medical Corporation of America, Inc., a California corporation ("Sublessor"), and Visions Financial, Inc., d b.a. Espresso Northwest ("Sublessee").

                                  WITNESSETH:

     WHEREAS Sublessor, as lessee, entered into a lease with J. Leon Sealey and Jane Sealey, husband and wife, as lessor (the "Prime Lessor"), dated May 19, 1992, for certain premises (the "Leased Premises") described as The Medical Clinic Building (5,600 square feet), commonly known as 1500 First Avenue S., Seattle, Washington, and legally described as the west 60 feet of lots 1 and 2, block 321, Seattle, Tidelands, less the north 15 feet of lot 2 leased to other tenants. A true copy of the lease (the "Prime Lease") is attached hereto as Exhibit A and by this reference made a part hereof. Reference is hereby made to the Prime Lease as if the same were set forth in this sublease at length; and

     WHEREAS the parties have agreed that Sublessor shall sublet the Leased Premises co Sublessee:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Sublease. Sublessor hereby leases to Sublessee the Leased Premises for a term beginning on July 1, 1994 and ending on December 31, 1997, unless sooner terminated in accordance with this Sublease, for lease as an office and for repair of espresso equipment.

     2. Rent. In consideration of this Sublease, Sublessee shall pay to Sublessor rent at the rate of Two Thousand Five Hundred Dollars ($2,500.00) monthly rental payable in advance on or before the first day of each month during said tenancy, all rent to be payable to Sublessor as follows:

                    OMCOA
                    9811 Bigge Street
                    Oakland, California 94603

or at such other place as Sublessor may from time to time designate in writing.

     3. Deposit. Sublessee has paid the Sublessor on the execution and delivery of this Sublease the sum of One Thousand Dollars ($1,000.00) as security for the full and faithful performance of the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, including but not limited to payment of rent or for any other sum which Sublessor may expend or be required to expend by reason of Sublessee's default If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, the security, or any unapplied balance thereof, shall be returned to Sublessee after the time fixed as the expiration of the lease term and after the removal of Sublessee and surrender of possession of the Leased Premises.

     4. Use. The leased premises shall be used for offices for the businesses of Sublessee and its affiliate, Visions Espresso Service, and for no other purposes.

     5. No Assiqnment. Sublessee shall not assign this sublease nor sublet the Leased Premises in whole or in part; and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise.

     6. Compliance With Prime Lease. If Sublessor shall be charged for additional rent or other sums pursuant to the provisions of the Prime Lease because of Sublessee's failure to comply with the terms and conditions of the Prime Lease, including, but not limited to failure to observe the covenan~s of Sections 5, 7, 9.2, 9.3 and 10 of the Prime Lease, Sublessee shall be liable to Sublessor for such additional rent or sums.

     7. Sublect to Prime Lease. This Sublease is subject to and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all of the terms, covenants and conditions of the Prime Lease contained shall be applicable to this Sublease with the same force and effect as if Sublessor were the lessor under the Prime Lease and Sublessee were the lessee thereunder; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the Prime Lessor against the lessee under the Prime Lease if such breach were by the lessee thereunder.

     8. Services. Notwithstanding anything herein contained, the only services or right to which the Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Prime Lease and for all such services and rights Sublessee will look to the Prime Lessor under the Prime Lease.

     9. Indemnity. Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Lessor under the Prime Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Sublessee by reason of which the Prime Lease may be terminated or forfeited.

     10. Sublessee Has Read Prime Lease. Sublessee represents that it has read and is familiar with the terms of the Prime Lease.

     11. No Other Aqreements. All prior understandings and agreements between the parties are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     12. Notices. Any notice or demand which either may or must give to the other hereunder shall be in writing and delivered personally or sent by registered mail, addressed if to Sublessor as follows:

                    OMCOA
                    9811 Bigge Street
                    Oakland, California 94603

and if to Sublessee, as follows:

               Visions Financial, Inc., d.b.a.
               Espresso Northwest
               Attn:  Pat Loraas
               1500 First Avenue S.
               Seattle, Washington 98134

Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

     13. Successors. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor, Sublessee and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of July 1, 1994.

               OCCUPATIONAL MEDICAL CORPORATION OF AMERICA, INC.

               By: /s/ Andre Yonathan
               Its: CFO


               VISIONS FINANCIAL, INC. DBA ESPREESSO NORTHWEST

               By: /s/ Pat Lorass
               Its: Owner

10.1(e)   Oakland, California, dated May 23, 1994.

Approved as to Form
by General Counsel
October 6, 1990


                               COMMERCIAL LEASE

                          (LESSOR-OWNED IMPROVEMENTS)

Terminates Lease Dated 6/21/88     M.P. D-4.513-R (N)


THIS LEASE is made and entered into this 23rd day of May 1994, by and between SOUTHERN PACIFIC TRANSPORTATION COMPANY, a Delaware corporation, (herein "Lessor"), and PORT MEDICAL SERVICES, INC., a California corporation doing business as OMCOA, (herein "Lessee").

                                    PART I
                               BASIC LEASE TERMS


I. PREMISES:

     The term "Premises" shall refer to the land and all improvements and all facilities owned or controlled by Lessor in the City of Oakland, County of Alameda, State of California, as shown on Drawing No. 0-4797, Sheet No. 1, dated February 2, 1988, attached hereto as Exhibit "A" and made a part hereof. Where this Lease involves multiple tenancy the term "Premises" shall refer only to that space occupied solely by Lessee under this Lease, together with any loading dock, parking space, or any other portion of the building or structure appurtenant to the building which Lessee has exclusive use of.

II. EFFECTIVE DATE:

     This Lease shall take effect on June 1, 1994, ("Effective Date").

III. TERM:

     This Lease shall be for a term of one (1) year ("Lease Term") from Effective Date hereof and shall continue on a month-to-month tenancy basis until terminated hereunder.

IV. TERMINATION:

     This Lease shall be terminable by either party at any time without cause on thirty (30) days' advance written notice to the other.

V. USE:

     The Premises shall be used by Lessee solely and exclusively for operation of a medical and treatment facility and for parking purposes.

VI. RENT:

     Commencing as of the Effective Date hereof, Lessee shall pay to Lessor as rent for the Premises ("Base Rent") the sum of SIX THOUSAND TWO HUNDRED TWENTY-TWO DOLLARS ($6,222) per month, payable monthly in advance.

VII. BASIS OF RENT ADJUSTMENT:

     Base Rent shall be adjusted based on the higher of the CPI Factor (defined in Section 5 of the General Lease Terms) as indicated on the Consumer Price Index, Urban Wage Earners and Clerical Workers, U. S. City Average, All Items (1982-84 = 100), ("Index"), published by the United States Department of Labor, Bureau of Labor Statistics, or any successor or substitute index published as a replacement for the Index by any United States governmental agency; or the fair rental value of the Premises at the time of said revision.

VIII. INSURANCE:

     On or before the execution of this Lease, Lessee, subject to the requirements of Section 10 of the General Lease Terms, shall furnish the following insurance to Lessor, with the effective date of insurance coverage to be no later than the Effective Date of this Lease:

     (1) Comprehensive General Liability Insurance and. Automobile Liability Insurance, each with limits of $2,000,000 or more combined single limit per occurrence.

     (2)  Workers' Compensation Insurance in at least the statutory amount.

     (3)  Employers' Liability Insurance with limit of $1,000,000 or more.

     (4)  "All-Risk" property insurance with full replacement cost coverage.

     Items (2) and (3) shall be automatically waived if Lessee does not have any employees working for Lessee upon the Premises.

IX. LAND TAXES:

     For as long as this Lease is in effect, Lessee shall pay to Lessor as additional rent commencing as of the Effective Date hereof all taxes levied against the land included in this Lease during the life hereof.

X. ADDRESSES FOR NOTICES:

     All notices to either Lessor or Lessee shall be addressed as follows:

     To Lessor:     SOUTHERN PACIFIC TRANSPORTATION COMPANY San Francisco
                    Regional Office - Real Estate One Market Plaza,.Suite 912
                    San Francisco, CA 94105

      To Lessee:    PORT MEDICAL SERVICES, INC.
                    9811 Bigge Street
                    Oakland, CA  94603

XI. ADDRESS FOR PAYMENTS TO LESSOR:

     Checks shall be made payable to Lessor and shall be mailed to File 61860, P. O. Box 60000, San Francisco, California 94160-1860.

XII.  NONEXCLUSIVE ROADWAY

     Lessor, subject to the terms, covenants, and conditions of this Lease, hereby permits Lessee to use the area of Lessor's property illustrated on the attached print for access roadway purposes only. The use of the area shall be nonexclusive, it being under-stood that Lessor reserves for itself, its agents, employees, and licensees the right to use the area jointly with Lessee. Lessor shall not be required to assume any expense in connection with the maintenance of the roadway area. The word "Lessor" as used in this section shall include the successors, assigns, and affiliated companies of Lessor, and any other railroad company (including its officers and employees) that may be lawfully operating upon and over any tracks that may be located adjacent to the roadway, and the officers and employees thereof.

     Lessee hereby acknowledges that the Port of Oakland and/or Caltrans and/or other public entities will be rerouting traffic in the vicinity of the leased Premises. Although Lessor does not believe that such rerouting will impact access to the leased Premises, Lessor has not and can not guarantee that such rerouting will not interfere with access. If, in Lessee's reasonable good faith business judgment, its access is impacted/interfered with in a material way, Lessee may terminate this lease upon thirty (30) days written notice; Lessee hereby agrees that this right to terminate the lease shall be its sole remedy under the terms of this Lease should there be any interference with access and Lessee hereby waives all claims against Lessor for any access problems with the Premises.

XIII. TERMINATION OF EXISTING LEASE

     Lease No. 208458, dated June 21, 1988, between the parties hereto, relating to the use of Lessor's property located in the City of Oakland, State of California, for the operation of a medical treatment facility and parking, is hereby terminated.

     The foregoing Basic Lease Terms and the General Lease Terms set forth in attached Part II are incorporated into and made parts of this Lease.

     IN WITNESS WHEREOF, the parties hereto have executed, or have caused to be executed, this Lease in duplicate the day and year first above written.

                    SOUTHERN PACIFIC TRANSPORTATION COMPANY


                    By: /s/ J. B. Horstruan

                    Title: Assistant Regional Director - Property Management

                              PORT MEDICAL SERVICES, INC.
                              DBA OMCOA

                              By: /s/ Don Livingston

                    Title: President



File Reference: Oakland-OMCOA      Date: April 13, 1994


                                    PART II
                              GENERAL LEASE TERMS

1. PREMISES AND TERM

     Lessor hereby leases to Lessee the Premises for the tenancy shown in the Basic Lease Terms, subject to the terms and conditions as set forth in this Lease.

2. USE

     Lessee shall not use the Premises for any use other than that stated in the Basic Lease Terms, and shall not make any alterations to the Premises except as required for such use. LESSEE SPECIFICALLY ACKNOWLEDGES THAT THIS IS A 30-DAY LEASE AND THAT LESSEE HAS NOT RELIED ON ANY REPRESENTATIONS BY ANY AGENT OR EMPLOYEE OF LESSOR TO THE CONTRARY IN MAKING ANY IMPROVEMENTS TO THE PREMISES.

     Lessee shall not permit to be placed on the Premises or improvements any signs or notices not solely related to the business of Lessee conducted on the Premises.

     Lessee shall not permit any damage, nuisance or waste on the Premises; nor permit to be placed upon the Premises any gasoline, diesel fuel, oil, and other petroleum products, or any hazardous or explosive material, waste or substance.

     Lessee, at Lessee's expense, shall arrange for the filing of any map required under any subdivision map act and of any environmental impact report required by any governmental body having jurisdiction in the matter.

     If any governmental body seeks to impose any condition on approval of Lessee's use of the Premises, Lessor may terminate this Lease forthwith if any such condition shall affect any other property of Lessor or shall affect the Premises after this Lease is no longer in effect.

3. CONDITION OF PREMISES

     Lessee acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty with respect to the condition of the Premises or with respect to the suitability of the same for the conduct of Lessee's business, nor has Lessor or any agent of Lessor agreed to undertake any modification, alteration or improvement to the Premises. Lessee further acknowledges that Lessee has independently investigated the Premises and is satisfied that the Premises are suitable for Lessee's intended use and that the Premises meet all governmental and quasi governmental requirements for such intended use. By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date of such possession, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and any rules and regulations from time to time promulgated by Lessor governing the use of the Premises. Lessee acknowledges that there may be subterranean facilities within the Premises, notwithstanding the absence of markers, monuments or maps indicating their existence.

4.   RENT

     4.1 Base Rent. Lessee shall pay to Lessor as Base Rent for the Premises the amount shown as rent in the Basic Lease Terms, payable at the times set forth therein, without deduction, offset, prior notice or demand. Lessor currently issues rent invoices but Lessee hereby acknowledges its affirmative obligation to pay the rent as set forth heretofore (or as adjusted from time to time) when due irrespective of whether Lessee has received an invoice. Lessor may discontinue its practice of issuing invoices at any time in its sole discretion.

     4.2 Refund of Base Rent. Upon the termination of this Lease, unless Lessee is then in default, any unearned portion of the Base Rent paid in advance shall be refunded to Lessee upon Lessee's written demand therefor if made within thirty (30) days after termination.

     4.3 Late Charge. Lessee hereby acknowledges that the late payment by Lessee to Lessor of Base Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, Lessee shall pay to Lessor, as Additional Rent (as the term "Additional Rent" is defined in Subsection 4.4 hereof), without the necessity of prior notice or demand, a late charge equal to ten percent (10%) of any installment of Base Rent which is not received by Landlord within ten (10) days after the due date for such installment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs
     Lessor will incur by reason of the late payment by Lessee.   In no event
     shall this provision for a late charge be deemed to grant Lessee a grace period or extension of time within which to pay any installment of Base Rent or prevent Lessor from exercising any right or remedy available to Lessor upon Lessee's failure to pay such installment of Base Rent when due, including, without limitation, the right to terminate this Lease.

     4.4 Additional Rent. All taxes, charges, costs and expenses which Lessee is required to pay under this Lease, and all interest and charges that may accrue thereon in the event of Lessee's failure to pay the same and all damages, costs and expenses which Lessor may incur by reason of any default by Lessee shall be deemed to be additional rent hereunder ("Additional Rent"). In the event of nonpayment by Lessee of any Additional Rent, Lessor shall have all the rights and remedies with respect thereto as Lessor has for the nonpayment of Base Rent. The term "Rentals" as used in this Lease shall mean the Base Rent and Additional Rent. All Rentals and other monies due under this Lease shall survive the termination of this Lease or the expiration of the Lease Term, as applicable ("Lease Termination").

     4.5 Accord and Satisfaction. No payment by Lessee or receipt by Lessor of any lesser amount than the Rentals then due shall be deemed to be other than on account of such Rentals then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rentals be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Rentals then due or pursue any other remedy provided in this Lease.

5.   RENTAL REVISION

     The Base Rent shall automatically and without notice to Lessee be adjusted, upwards only, on each anniversary of the Effective Date, by the CPI Factor. The "CPI Factor" is the percentage of adjustment stated in the Consumer-Price Index-(indicated in the Basic Lease Terms) established during the last available twelve-month period immediately preceding each anniversary of the Effective Date, adjusted to the nearest one-tenth of one percent.

     In lieu of the above, Lessor may, at any time, increase the Base Rent without reference to the CPI Factor by giving Lessee thirty (30) days' notice of such adjustment and its effective date.

     The Base Rent, as so increased, shall be effective as of each anniversary of the Effective Date if increased by the CPI Factor and as of the effective date of any other increase, notwithstanding Lessor's acceptance of a lesser amount and notwithstanding any billing by Lessor for a lesser amount.

6. TAXES

     6.1 Lessee shall pay, before they become delinquent, all taxes, charges, and assessments which are levied upon, or assessed against any improvement or personal property placed upon the Premises by Lessee.

     6.2 In addition to the taxes and assessments specified above, Lessee shall pay to Lessor any privilege, sales, gross income or other tax (not including federal or state income tax) imposed upon the rent received by Lessor by any agency having the authority to do so.

7. UTILITIES

     Lessee shall arrange and pay for all utilities, including without limitation, water, power, heat, garbage, communications and sewer services, to be used in connection with this Lease.

     If Lessor contracts with a utility company to provide access for service to Lessee at the Premises for Lessee's sole use, Lessee shall pay to Lessor a minimum sum of $350 upon receipt of a bill therefor to partially defray administrative costs.

     8. INDEMNIFICATION

     Lessee shall release, hold harmless, defend (with counsel satisfactory to Lessor) and indemnify Lessor from and against all liability, cost and expense for loss of or damage to property and for injuries to or death of any person (including, but not limited to, the property and employees of each party hereto) when arising or resulting from:

     (a) the use of the Premises by Lessee, its agents, employees, or invitees;

     (b)  breach of this Lease by Lessee; or

     (c)  the location or condition of the Premises or any part thereof;

     regardless of whether such liability, cost or expense is caused or contributed to by the negligence, active or passive, of Lessor.

     The term "Lessor," as used in this Section 8 and Sections 9, 10 and 11, shall include the successors, assigns and affiliated companies of Lessor, and, if applicable, any other railroad company that may be lawfully operating on Lessor's tracks.

9.    COMPLIANCE WITH LAW AND ENVIRONMENTAL IMPAIRMENT

     Lessee, at Lessee's expense, shall comply with all applicable laws, regulations, rules and orders with respect to the use of the Premises, regardless of when they become or became effective including, without limitation, those relating to construction, grading, signage, health, safety, noise, environmental protection, waste disposal, and water and air quality, and shall furnish satisfactory evidence of such compliance upon request of Lessor.

     Should any discharge, leakage, spillage, emission, or pollution of any type occur upon or from the Premises due to Lessee's use and occupancy thereof, Lessee, at Lessee's expense, shall clean all property affected thereby, to the satisfaction of Lessor (insofar as the property owned or controlled by Lessor is concerned) and any governmental body having jurisdiction thereover.

     Lessee shall release, hold harmless, defend (with counsel satisfactory to Lessor) and indemnify Lessor from and against all liability, claim, cost or expense (including, without limitation, any fines, penalties, judgments, litigation costs, attorneys' fees, and consulting, engineering and construction costs) incurred by Lessor as a result of Lessee's breach of this section, or as a result of any such discharge, leakage, spillage, emission or pollution, regardless of whether such liability, cost or expense arises during or after he Lease Term and regardless of whether such liability, cost or expense is caused or contributed to by the negligence, active or passive, of Lessor.

10.   INSURANCE

     While this Lease is in effect, Lessee, at Lessee's expense, shall maintain and furnish evidence to Lessor of insurance written through an insurance company having a Best's rating of B + 13 or better and licensed to do business in the state in which the Premises are located, meeting the requirements stated below in form satisfactory to Lessor, for each of the following types of insurance in amounts not less than the amounts shown on the Basic Lease Terms:

     10.1 Comprehensive General Liability Insurance shall:

     (1) be primary, without right of contribution from other insurance which may be in effect;

     (2)  not be invalidated by the acts or omissions of other insureds;

     (3) not be modifiable or cancelable without thirty (30) days' prior written notice to Lessor (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least ten (10) days' notice has been given to Lessor), herein referred to as "Notice of Modification or Cancellation";

     (4)  name Lessor as additional insured;

     (5)  provide for contractual liability coverage;

     (6) provide for broad form property damage, products/completed operations, and personal injury endorsements; and

     (7)  include a severability-of-interest clause.

     10.2 Comprehensive Automobile Liability Insurance shall:

     (1) be primary, without right of contribution from other insurance which may be in effect;

     (2)  not be invalidated by the acts or omissions of other insureds;

     (3)  provide for Notice of Modification or Cancellation; and

     (4)  name Lessor as additional insured.

     10.3 Workers' Compensation Insurance (if required under this Lease) shall cover all persons employed by Lessee in the conduct of Lessee's operations on the Premises and shall be endorsed to provide for (1) waiver of subrogation against Lessor and (2) Notice of Modification or Cancellation.

     10.4 Employer's Liability Insurance (if required under this Lease) shall be endorsed to provide for (1) Notice of Modification or Cancellation and (2) waiver of subrogation against Lessor.

     10.5 Any Umbrella or Excess Liability Insurance shall provide that if the underlying aggregate is exhausted, the excess coverage shall drop down as primary insurance.

     10.6 "All-Risk" Property Insurance shall include coverage for vandalism, earthquake, boiler and machinery, sprinkler damage, malicious mischief and flood coverage on all alterations installed on or in the Premises by Lessee at its expense, and all equipment, trade fixtures, inventory, fixtures and personal property of Lessee located on or in the Premises. Such insurance shall be in an amount equal to the full replacement cost of all the aggregate of the foregoing and shall:

11.   NOISE LEVELS NEAR RAILROAD TRACKS

     Lessee hereby recognizes and acknowledges that railroad tracks are located on or adjacent to the Premises.

     Lessee recognizes that the operation of trains over the tracks does and shall produce noise levels which may be considered objectionable by the employees, agents, tenants, or invitees of Lessee. Therefore, Lessee agrees that no legal action or complaint of any kind whatsoever shall be instituted against Lessor on Lessee's behalf as a result of such noise levels and to indemnify and save harmless Lessor against any loss, damage, liability or expense either might incur as a result of such action being taken by Lessee's employees, agents, tenants or invitees.

     If the Premises are classified by Lessor as non-operating property, this
     Section 11 shall not apply.

12.   PRIOR APPROVAL OF WORK

     Lessee shall not construct, reconstruct or alter structures of any character, new or existing, upon or beneath the Premises without the prior written consent of Lessor. Lessee shall not commence any repairs (except emergency repairs) until after fifteen (15) days' advance written notice to Lessor.

     Any construction, reconstruction or altering of structures consented to by Lessor shall, at Lessee's expense, be installed, constructed and maintained in accordance with applicable building and other codes, in a good and workmanlike manner to the satisfaction of Lessor, and in accordance with all requirements of all departments, boards, bureaus, officials and authorities having jurisdiction in the matter. All necessary permits for such construction (including any permits required to cross public streets) shall be obtained by Lessee at Lessee's sole expense.

     For all subterranean improvements installed or constructed by Lessee on the Premises, Lessee shall install and maintain monuments and markers at such locations and intervals, and in form and size satisfactory to Lessor, warning of Lessee's improvements (and any unmonumented or unmarked facilities of others discovered by Lessee during construction) at Lessee's sole cost and expense. Monuments and markers indicating Lessee's improvements shall be promptly relocated or removed upon written request of Lessor at no expense to Lessor. If Lessee shall fail to relocate or remove any such monument within two (2) weeks of such written request, Lessor shall have the right to remove or relocate the same at Lessee's sole cost and expense which Lessee agrees to pay on demand. Lessee agrees that all work upon or in connection with improvements shall be done at such times and in such manner as not to interfere in any way whatsoever with Lessor's operations or the facilities or operations of any other party holding prior right or rights to the Premises.

13. EXTENSION OF ELECTRICAL WIRES

     Lessee shall not install or extend any electrical wires in or to any Lessor-owned improvements on the Premises without the prior written consent of Lessor.

14. LOAD RESTRICTION

     It shall be Lessee's obligation to limit its operations to the weight-sustaining capability of the floor of Lessor's improvement(s).

15. MAINTENANCE AND REPAIR

     Lessee hereby accepts the Premises in their present condition. Lessee, at Lessee's expense and to Lessor's satisfaction, shall keep the Premises neat and safe at all times and shall maintain the same in good condition and repair, improving or repairing the Premises or any part thereof as may be required by law, including, but not limited to, plumbing and plumbing fixtures, sprinkler system, wiring, light fixtures, and related electrical facilities, including replacement of light bulbs or fluorescent tubes, doors, glass, all air-conditioning facilities, if present and regardless of the ownership thereof, and all heating facilities. Lessor, however, shall be obligated at its expense to maintain the roof and structural components of the Premises.

     Lessee waives the right, statutory or otherwise, to perform work of any type or nature to Lessor's improvement(s) at Lessor's expense, or to withhold rent due hereunder to apply to such work. . Lessee specifically waives any rights it might have under California Civil Code Sections 1941 and 1942.

     If at any time during the life of this Lease Lessor's improvements or any part thereof may require altering, renewing, repairing, or rebuilding due to any improper maintenance by Lessee, notwithstanding anything to the contrary herein contained, Lessee, at Lessee's expense, shall be obligated to perform such work, unless otherwise mutually agreed upon in writing between the parties hereto.

     Upon the expiration or termination of this Lease, any and all altering, repairing, renewing, replacing, or rebuilding by Lessee of Lessor's improvement(s) shall be and remain Lessor's property and shall be surrendered therewith as part thereof without disturbance, molestation, or injury thereto, except as may be mutually agreed upon in writing between the parties hereto.

     The Premises or any part thereof shall not be used for displaying signs and notices not solely related to Lessee's business contemplated by this Lease. All notices and signs upon the Premises shall be neat and properly maintained. Lessor shall have the right to enter the Premises at all reasonable times to inspect the same.

16. DAMAGE OR DESTRUCTION

     The term "Total Destruction" shall mean damage to the Premises to the extent that they cannot be used for the use authorized under Section E of the Basic Lease Terms. The term "Partial Destruction" shall mean damage to the Premises which does not render the Premises unusable for the use authorized in Section E of the Basic Lease Terms. Lessee shall notify Lessor immediately of any event of Total Destruction or Partial Destruction of the Premises.

     In the event of Partial Destruction of the Premises, Lessee, at Lessee's expense and without any abatement of Rentals, shall restore the Premises to their condition before the Partial Destruction. Such restoration shall include restoration of Lessor's improvement(s), (normal wear and tear excepted), unless Lessor notifies Lessee within ten (10) days after receipt of-Lessee's notice of Partial Destruction not to restore such improvement(s). If Lessor gives such notice, Lessee shall remove such improvement(s) and debris and clean up the Premises.

     In the event of Total Destruction of the Premises, this Lease shall terminate thirty (30) days after the date of the Total Destruction or upon completion of removal of debris and cleanup of the Premises if such removal and cleanup are completed sooner. If such removal and cleanup are not completed within thirty (30) days after the date of Total Destruction, Lessor shall have the right to perform such removal and cleanup as provided in Section 18 of the General Lease Terms. Unless the Total Destruction was caused by the act or omission of Lessee or any of its employees, agents or invitees, Rentals shall abate as of the date of Total Destruction. Lessee shall remove all debris and leave the Premises in a neat and clean condition.

     Lessee waives the provisions of California Civil Code Sections 1932(2) and 1933(4)

17. USE OF COMMON AREAS

     Where the Premises are a portion of a larger building or structure, Lessee is hereby granted a nonexclusive right to use common areas within the building such as lobbies, hallways, and parking areas. Such areas shall not be considered part of the Premises for the purpose of this Lease except where such areas are designated as the part of the Premises under the Basic Lease Terms.

18.   SURRENDER OF PREMISES

     Upon the expiration or termination of this Lease, Lessee, without further notice, shall deliver up to Lessor possession of the Premises. Lessee, if not in default hereunder, shall, at any time prior to such expiration or termination, remove from the Premises any personal property owned or controlled by Lessee. Lessee shall, to the satisfaction of Lessor, restore the Premises to the condition in which they existed at the time Lessee took possession, ordinary wear and tear excepted. Upon the failure or refusal of Lessee to remove from the Premises such personal property owned by Lessee prior to the expiration or termination of this Lease, said personal property shall thereupon, at the option of Lessor, become the sole property of Lessor or, if Lessor so elects, Lessor may remove from the Premises Lessee's personal property and restore the Premises to substantially the same condition in which they existed at the time Lessee took possession, in which case, Lessee shall pay Lessor within thirty (30) days after demand therefor
     (a) an amount equal to the rent (as in effect immediately before termination) for the period during which such removal is accomplished to compensate Lessor for the loss of rent to Lessor resulting from the unavailability of the Premises for leasing to another tenant during such time and (b) the cost of removal of Lessee's personal property and restoration of the Premises.

     In the event of such failure or refusal of Lessee to surrender possession of the Premises, Lessor shall have the right to reenter the Premises and remove therefrom Lessee or any other person, firm, or corporation claiming by, through, or under Lessee.

19.   LIENS

     Lessee shall not commence any repairs (except emergency repairs), changes or alterations on or to the Premises until fifteen (15) days after Lessor has received notice stating the date the installation of the alterations is to commence. Lessor shall have the right to enter the Premises to post notices of nonresponsibility.

     Lessee shall not permit any mechanics' or materialmen's liens or other liens to be filed against the Premises nor against Lessee's leasehold interest therein by reason of labor or materials furnished to the Premises at Lessee's instance or request. If any such liens are filed against the Premises, Lessee shall cause the same to be discharged of record, either by payment of the claim or by posting and recording the bond contemplated by California Civil Code Section 3143, within twenty
     (20) days after demand by Lessor. Lessee shall indemnify, hold harmless, and defend Lessor from and against any such liens.

20. RESERVATIONS

     Lessor hereby reserves the right, to be exercised by Lessor and by any other who has obtained or may obtain permission or authority from Lessor so to do, to:

     (a) operate, maintain, review and relocate any and all existing pipe, track (if any), power and communication (including without limitation fiber optic) lines and appurtenances and other facilities of like character upon, over or under the surface of the Premises; and

     (b) construct, operate, maintain, review and relocate such additional facilities of the same character as shall not unreasonably interfere with Lessee's use of the Premises as specified in Section E of the Basic Lease Terms.

     Any such construction, operation, relocation or maintenance shall not be done at Lessee's expense unless such work is requested by Lessee or done for the benefit of Lessee.

21. MINERAL RIGHTS

     Lessor excepts from the Premises and reserves unto itself, its successors and assigns all of the minerals and mineral rights, interests, and royalties, including, without limiting, the generality thereof, oil, gas and other hydrocarbon substances, as well as metallic or other solid minerals, in and under the Premises; however, Lessor or its successors and assigns shall not have the right for any purpose whatsoever to enter upon, into, or through the surface of the Premises in connection therewith.

22. BARRICADES

     In addition to any barricades, fences or gates which may be specified elsewhere in this Lease, Lessee, if requested by Lessor, shall install and maintain barricades, fences, and fence gates of a size and form satisfactory to Lessor at such locations as may be designated by Lessor at any time while this Lease is in effect, all at Lessee's expense and to Lessor's satisfaction.

23. TERMINATION OF LEASE

     Termination of this Lease for any reason whatsoever shall not release either party from any liability or obligation hereunder resulting from an event which may have occurred prior to Lease Termination, or thereafter in case by the terms of this Lease it is provided that certain things shall or may have to be done after Lease Termination.

24. EMINENT DOMAIN

     In the event of the taking or condemnation of all or any part of the Premises (including conveyance by deed in lieu of, or in settlement of, condemnation proceedings), Lessee shall receive that portion of any award specifically allocated to any business loss Lessee might suffer as a result of such taking; the remaining award balance and interest thereon, as well as the award for the land value and interest thereon, shall belong to Lessor. Under no circumstances shall Lessee be entitled to any "bonus value" for the remaining unexpired Lease Term.

25. DEFAULT

     If Lessee fails to pay the Rentals or to make any other payment required to be made by Lessee hereunder within three (3) days after written notice by Lessor or fails to perform any other term or condition of this Lease within fifteen (15) days after written notice by Lessor or abandons or vacates the Premises, then Lessor may, in addition to any other remedies Lessor may have at law or equity, terminate this Lease forthwith.

26. ASSIGNMENT AND SUBLETTING

     Lessee shall not assign or encumber Lessee's interest in this Lease or in the Premises, or sublease all or any part of the Premises.

27. DISPOSSESSION

     If Lessee is lawfully deprived of the possession of all or any part of the Premises by a party other than Lessor, Lessor may, upon receipt of notice from Lessee setting forth the circumstances, either install Lessee in possession of the Premises or terminate this Lease and refund to Lessee the pro rata amount of any prepaid but unearned Base Rent after receipt of such notice. Lessor shall not be liable to Lessee for any loss, damage or claim resulting from such deprivation of possession.

28. NOTICES

     All notices shall be in writing and shall be deemed to have been given when delivered personally or deposited in the United States mail, registered or certified, postage prepaid, and addressed to the party to whom the notice is directed at the address set forth in the Basic Lease Terms. Payments to Lessor shall be made at the address for payments set forth in the Basic Lease Terms. Either party may change the address for notices or Lessor may change the address for payments by giving the other party notice to that effect.

29. ATTORNEYS' FEES

     If either party brings any action against the other to enforce or collect any sum due under this Lease or if Lessor brings an action for unlawful detainer of the Premises, the losing party shall pay .the reasonable attorneys' fees of the prevailing party in addition to the judgment and court costs.

30. LESSOR'S RIGHT-OF-ENTRY

     Lessee shall permit Lessor and the agents and employees of Lessor to enter into and upon the Premises at all reasonable times for the purpose of inspecting, posting notices of nonresponsibility, or exhibiting the Premises to prospective tenants or buyers.

31. ENVIRONMENTAL TESTING

     Lessee shall not under any circumstances authorize any environmental testing of the Premises without having obtained the prior written consent of Lessor (which may be withheld at Lessor's sole discretion) and without having executed Lessor's standard right of entry permit for such testing.

32. NON-WAIVER

     Lessor's failure to enforce or exercise its rights with respect to any provision hereof shall not be construed as a waiver of such rights or of such provision. Acceptance of rent or any other sum shall not be a waiver of any preceding breach by Lessee of any provision hereof, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent; nor shall such acceptance be a waiver in any way of Lessor's right to terminate at any time under Section D of the Basic Lease Terms.

33. TIME OF ESSENCE

     Time is of the essence of each provision of this Lease.

34. ENTIRE AGREEMENT AND AMENDMENT

     This Lease sets forth the entire agreement between the parties with respect to the leasing of the Premises and supersedes all prior agreements, communications, and representations, oral or written, express or implied, since the parties intend that this be an integrated agreement. This Lease shall not be modified except by written agreement of the parties.


                                   EXHIBIT A

                      [MAP SHOWING LOCATION OF PREMISES.]



                                   EXHIBIT B

          COMPREHENSIVE GENERAL AND AUTOMOBILE LIABILITY ENDORSEMENT

Attached to certificate of insurance for and hereby certified to be a part of the following policy or policies having the following expiration dates:

Policy No.     Company Providing Policy      Expiration Date



The scope of the insurance afforded by the policy designated in the attached certificate is not less than that which is afforded by the
Insurance Service Organization.    (The  term  "policy" as used herein
includes the plural number if there is more than one policy listed above.)

Such policy provides or is hereby amended to provide that:

1. The named insured is PORT MEDICAL SERVICES, INC. ("Named Insured").

2. SOUTHERN PACIFIC TRANSPORTATION COMPANY ("Lessor") is hereby included as additional insured with respect to liability arising out of the ownership, maintenance or use of the Premises by the Named Insured under or in
connection with that certain lease ("Lease") dated                   ,
between SOUTHERN PACIFIC TRANSPORTATION COMPANY and PORT MEDICAL SERVICES, INC. relating to property located in the City of Oakland, County of Alameda, State of California.

The insurance provided hereunder applies as though separate policies are in effect for both the Named Insured and Lessor, but does not increase the limits of liability set forth in said policy.

3. The limits of liability under the policy is not less than those shown on the certificate to which this endorsement is attached.

4. Cancellation or material reduction of insurance coverage hereunder is not effective until thirty (30) days [ten (10) days in the case of cancellation for nonpayment of premium] following written notice to Lessor at:

          Southern Pacific Transportation Company
          San Francisco Regional Office - Real Estate
          One Market Plaza, Suite 912
          San Francisco, CA  94105

The policy includes contractual liability coverage for liability assumed by the Named Insured under the Lease.

6. The insurer is not entitled to any contribution from insurance in effect for Lessor.

7. The insurance is not invalidated by the acts or omissions of other insureds.

8. The insurance has Broad Form Property Damage endorsement.

9. The insurance has Products/Completed Operations endorsement.

10. The insurance has Personal Injury endorsement.

11. All policy or endorsement limitations relating specifically to operations on or near Lessor's property or tracks are eliminated.

12. In the event of reduction or exhaustion of the applicable aggregate limit or limits of liability under the primary policy referred to in the attached certificate of insurance solely by reason of losses paid thereunder on account of occurrences during the policy period, the excess policy, if any, referred to herein, shall (1) in the event of reduction, apply as excess of the reduced limit of liability thereunder; and (2) in the event of exhaustion, continue in force as though it were primary insurance.




                         Insurance Company



Date:          , 19      By:
                         Signature of
                         Authorized Representative

10.1(k)   Third Amendment to Lease for Seattle, Washington dated December 9,
          1994.
                           Third Amendment to Lease
                     This Third Amendment to Lease is made
                and entered into this 9th day of December 1994,
                                By and Between
         HIP-1 Limited Partnership, a Washington Limited Partnership,
                      (Hereinafter called "Landlord") and
        Occupational Medical Corporation of America, Inc., A California
                  Corporation, (Hereinafter called "Tenant")

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated March 5, 1984 and subsequently amended August 2, 1989 and October 23, 1989, for approximately 4,898 square feet of rentable space located in Suite E-120 and Suite C-107 in South Seattle Business Park located at 4634 East Marginal Way South, Seattle, Washington (the "Premises") as more fully described in the Lease and;

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and amend the base monthly rent.

     NOW, therefore, the parties hereby agree as follows:

1. Term: The term of this Lease shall be extended for a three (3) year period commencing January 1, 1995 and continuing thereafter until December 31, 1997.

2. Rent: The Tenant shall pay to Landlord as rent for the Premises in advance on the first day of each calendar month during the amended term of this Lease without deduction, offset, prior notice or demand in lawful money of the United States the sum of $4,574.30 per month, (the "Base Monthly Rent"). Additionally, Tenant shall pay $90.00 per month for covered parking spaces. All other sums due under the Lease including the monthly payment of operating expenses shall continue as outlined in the original Lease document and subsequent amendments.

3. Rental Increases: Commencing January 1, 1996 the Base Monthly Rent shall be increased by three percent (3%). Additionally, on January 1, 1997, the Base Monthly Rent will also be increased by an additional three percent (3%).

     Except as expressly provided for herein, all of the terms, covenants and conditions of the Lease shall remain in full force and effect.

     In witness hereof, the parties hereto have executed this Third Amendment to Lease as of the day and year first written above.

LANDLORD:                     TENANT:
HIP-1 Limited Partnership     Occupational Medical Corporation
By: /s/G. A Henkens           By: /s/ Don Livingston
Its: General Partner          Its: President & CEO
Date: 1-12-95                 Date: 1/4/95

CORPORATE ACKNOWLEDGEMENT:

State of California           }
                              }
County of Alameda             }

On this    5th      day of  January             , in the year 1995, before me
personally appeared      Don R. Livingston               to me known to be
the Chairman and President of the corporation that executed the within and foregoing instrument, and acknowledged the same instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oat stated that they were authorized to execute said instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal the day and year first written above.


/s/ Dawn Schwartz
Notary Public,
State of California


PARTNERSHIP ACKNOWLEDGEMENT:

State of Washington           }
                              }
County of King                }

On this       12th      day of  January            , in the year 1995, before
me personally appeared   G. Arthur Henkens            to me known to be the
partner of HIP-1 Limited Partnership the partnership that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oat stated that he is auhtoized on behalf of the partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal the day and year first written above.


/s/ Dawn Schwartz
Notary Public,
State of California

10.1(l)   Fourth Amendment to Lease for Seattle, Washington dated
          June 15,  1995.

                           FOURTH AMENDMENT TO LEASE
            This Fourth Amendment to Lease is made and entered into
                          this 15th day of June 1995
                                by and between
         HIP-1 Limited Partnership, a Washington Limited partnership,
                      (hereinafter called "Landlord") and
        Occupational Medical Corporation of America, Inc., a California
                    Corporation (hereinafter call "Tenant")

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated March 5, 1984, and subsequently amended August 2, 1989, October 23, 1989, and December 9, 1994, for approximately 4,898 square feet of rentable space located in Suite E-120 and Suite C-107 in South Seattle Business Park located al 4634 E. Marginal Way South, Seattle, Washington (the "Premises"). As more fully described in the Lease and;

WHEREAS, Landlord and Tenant desire to expand the Premises and amend the base monthly rent. Now, therefore, the parties hereby agree as follows:

1. Premises: The Premises shall be expanded to include approximately 1,086 rentable square feet of office space located in Suite C-102, as shown on the attached Exhibit A. The revised total area leased by Landlord to Tenant is now 5,984 rentable square feet located in Suites E-120, C-107 and Suite C-102.

2. Condition of Premises: Tenant accepts Suite C-102 in its "as is" condition.

3. Term: The commencement date for the occupancy and payment of rent for Suite C-102 is May 15, 1995, and will continue thereafter until December 31, 1997.

4. Rent: Tenant shall pay to Landlord as rent for the expansion area in Suite C- 102 in accordance with the following payment schedule:

     May 15, 1995-November 30, 1995     $475.00 per month
     December 1, 1995 - April 30, 1996  $712.50 per month
     May 1, 1996 - December 31, 1996    $859.00 per month

There shall be no additional rent increases for that part or the Premises known as Suite C-102 except that commencing January 1, 1997 the base monthly rent will be increased by 3% in accordance with the Lease and previous amendments.

5. Use: This space will be used by Tenant for storage of records and materials. Tenant will be responsible for its own janitorial services within the new expansion area of Suite C-102.

Except as expressly provided for herein, all of the terms, covenants and conditions or the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease, as of the day and year first written above.

LANDLORD:                          TENANT:

HIP-1 Limited Partnership, Inc.    Occupational Medical Corpora-
                                   tion of America, Inc.


By:                                By: /s/ Milton Sanders
Its:                                Its:







                                   EXHIBIT A


     [Drawing/Building layout of South Seattle Business Park - Office Level dated January 28, 1991, showing floor space and identifying the leased premises]